UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 23, 2005
THE HILLMAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File No.)	23-2874736 (I.R.S. Employer Identification No.)
10590 Hamilton Avenue, Cincinnati, Ohio 45231
(Address of principal executive offices and zip code)
(Registrant’s telephone number, including area code) (513) 851-4900
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW
     On August 18, 2005 and August 22, 2005, management and the Audit Committee of The Hillman Companies, Inc. (the “Company”) discussed certain issues regarding the Company’s method of accounting for income taxes. Management determined, and the Audit Committee agreed, that the income tax accounts were not properly recorded in accordance with SFAS 109, Accounting for Income Taxes (SFAS 109), APB Opinion 28, Interim Financial Reporting, and FASB Interpretation No. 18, Accounting for Income Taxes in Interim Periods. Historically, the Company calculated income taxes in the interim periods on a discrete period basis by multiplying the statutory income tax rate by pretax earnings adjusted for permanent book tax basis differences. APB Opinion 28, however, generally requires that an estimated annual effective tax rate be used to determine interim period income tax provisions.
     Also, effective March 31, 2004, the Company completed a merger transaction with an affiliate of Code Hennessy & Simmons LLC. During the first quarter of 2004, the Company did not properly record the tax effect of stock option exercises in accordance with SFAS 109. The tax benefit of stock option exercises was improperly recorded as an income tax benefit in the statement of operations. In addition, at the March 31, 2004 merger transaction date, the Company did not properly record deferred taxes associated with indefinite-lived intangible assets and tax-deductible goodwill as required by SFAS 109. Management and the Audit Committee also discussed these matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
     In addition to the income tax matters discussed herein, the Company disclosed, on August 16, 2005 on a Form 8-K Item 4.02(a), certain issues regarding the Company’s method of accounting for recognition of revenue.
     As a result of the foregoing tax and revenue recognition matters, the financial statements in the Company’s Annual Report on Form 10-K for 2004 and unaudited condensed consolidated interim financial statements reported on Form 10-Q for the first quarter of 2005 and the first, second and third quarter of 2004 should no longer be relied upon. The Company intends to restate its interim and annual consolidated financial statements for 2004 and 2003, its annual consolidated financial statements for 2002, and its interim consolidated financial statements for the first quarter of 2005. The Company is in the process of finalizing the adjustments and will reflect these restatements in an amended Annual Report on Form 10-K for the year ended December 31, 2004, which it expects to file by September 9, 2005. The Company also expects to reflect restatements of interim periods in all future quarterly reports on Form 10-Q.
     The Company also issued a press release today announcing that it was not yet in a position to file its Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter Form 10-Q”). A copy of this press release is attached hereto as Exhibit 99.1. The delay in the filing of the Second Quarter Form 10-Q is due to above-referenced issues regarding the Company’s method of accounting for income taxes and recognition of revenue. The Company currently expects to file the Second Quarter Form 10-Q by September 9, 2005.
     In addition, the Company announced today its estimated operating results for the quarter ended June 30, 2005. For the three month period ended June 30, 2005 the Company is expected to report an increase in net sales of approximately $9.5 million or 10.1% over the comparable period in 2004. The Company expects to report pretax income for the three months ended June 30, 2005 of approximately $3.3 million, a $1.3 million increase over the second quarter of 2004.

     As set forth in Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements, restatement of previously issued financial statements is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. Although we have not yet been required to assess and report on the effectiveness of our internal control over financial reporting, as a result of the restatement described above, the Company concluded that the following material weaknesses existed as of December 31, 2004 and through June 30, 2005.
     The Company did not maintain effective controls over its accounting for income taxes required under SFAS No. 109. Specifically, we did not maintain effective controls to ensure that the tax accounting was accurately presented for unique transactions and situations, that quarterly income tax provisions were appropriately determined utilizing an estimate of our annual effective tax rate, and that our income tax provision appropriately reflected the tax effect of stock option exercises in compliance with generally accepted accounting principles. These control deficiencies will result in the restatement of our interim and annual consolidated financial statements for 2004 and 2003, the restatement of the first quarter of 2005 as well as audit adjustments to the second quarter 2005 consolidated financial statements. Additionally, these control deficiencies could result in a misstatement to the tax provision and related tax accounts and disclosures that would result in a material misstatement in the annual or interim financial statements that would not be prevented or detected. Accordingly, we determined that these control deficiencies represent material weaknesses in internal control over financial reporting as of December 31, 2004 and through June 30, 2005.
     In addition, as previously disclosed, the Company did not maintain effective controls over the timing of the recognition of revenue. Specifically, our revenue recognition determination was not reflective of contract terms related to when title and risk of loss transferred to the customer in order to record revenue in accordance with SAB 104, Revenue Recognition in Financial Statements. This control deficiency will result in the restatement of our interim and annual consolidated financial statements for 2004 and 2003 and audit adjustments to the second quarter 2005 consolidated financial statements. Additionally, this control deficiency could result in a misstatement to the Company’s revenue, cost of sales, deferred revenue and other current assets that would result in a material misstatement in the annual or interim financial statements that would not be prevented or detected. Accordingly, we determined that this control deficiency represents a material weakness in internal control over financial reporting as of December 31, 2004 and through June 30, 2005.
     We are in the process of remediating these material weaknesses in our internal control over financial reporting and will report on its status when we file our Form 10-K for the year ending December 31, 2005. In particular, we intend to:
•	Expand our review procedures related to unique and specialized transactions.

•	Increase our review procedures related to income tax accounting.

•	Increase our review procedures related to sales and marketing initiatives as well as sales contracts and agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (a) Financial Statements of Businesses Acquired.
     Not applicable.
     (b) Pro Forma Financial Information.
     Not applicable.
     (c) Exhibits.
     99.1  Press Release
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2005	THE HILLMAN COMPANIES, INC.
/s/ James P. Waters
James P. Waters
Chief Financial Officer